UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
 _______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
November 7, 2014
(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)
  _______________________
Commission file number: 0-19582

Virginia	56-0751714
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)
(336) 889-5000
(Registrant’s telephone number, including area code)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 7, 2014, Old Dominion Freight Line, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its $200.0 million senior unsecured revolving credit facility pursuant to the terms of a second amended and restated credit agreement (the “Credit Agreement”), dated August 10, 2011, with Wells Fargo Bank, National Association as administrative agent, and the lenders named therein. The Amendment amends the Credit Agreement to provide that the amount of a Restricted Payment (as defined in the Credit Agreement), among other restrictions, shall not exceed: (A) together with all other Restricted Payments made during the same fiscal quarter, $40,000,000, or (B) together with all other Restricted Payments made after the date of the Amendment, $200,000,000.

Item 8.01.	Other Events.
On November 10, 2014, the Company issued a press release announcing the authorization to repurchase up to $200 million of the Company’s outstanding shares of common stock over the next twenty four months. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description

4.12.1
First Amendment to Second Amended and Restated Credit Agreement among Wells Fargo Bank, National Association, as Administrative Agent; the Lenders named therein; and Old Dominion Freight Line, Inc., dated as of November 7, 2014

99.1	Press Release dated November 10, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)
Date: November 10, 2014

EXHIBIT INDEX
TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

4.12.1
First Amendment to Second Amended and Restated Credit Agreement among Wells Fargo Bank, National Association, as Administrative Agent; the Lenders named therein; and Old Dominion Freight Line, Inc., dated as of November 7, 2014

99.1	Press Release dated November 10, 2014